AMENDMENT NO. 2 TO STOCK OPTION AGREEMENTS

     THIS AMENDMENT NO. 2 TO STOCK OPTION AGREEMENTS (this "Amendment"), dated to be effective as of January 14, 1998, is by and between Peter S. Blumenfeld ("Blumenfeld") and Sport Supply Group, Inc. ("SSG").

     WHEREAS, SSG granted Blumenfeld options to acquire an aggregate of 299,950 shares of SSG's Common Stock, the terms of which are summarized on Schedule 1 attached hereto (collectively referred to herein as the "Options").

     WHEREAS, in order to induce Blumenfeld to remain in SSG's employ, on January 14, 1998, the Stock Option Committee determined that it would be in the Company's best interests to amend the Options to provide that, in the event of a Change in Control (as defined below), Blumenfeld could surrender the Options to SSG for cancellation in exchange for an amount in cash equal to the difference between the exercise price per share under the Options and the highest closing sale price per share of SSG's Common Stock during the 360 day calendar period prior to Blumenfeld's election to surrender the Option;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Subject to the terms and provisions of this Amendment, the Stock Option Agreements governing the Options are hereby amended to include the following language:

   "Notwithstanding the provisions set forth herein, the Optionee may elect for a period of 180 days following a Change in Control (as defined below) to surrender to the Company for cancellation all or any part of the unexercised portion of the Option. In consideration of such surrender and cancellation, the Optionee shall be entitled to receive for each share of Common Stock as to which the surrendered portion of the Option relates an amount in cash equal to the difference between the Option Price per share under the Option and the highest closing sales price per share (as reported on the principal stock exchange on which the Common Stock is traded) of Common Stock during the 360 calendar day period prior to Optionee's election pursuant to this paragraph."

     2. The Stock Option Agreements governing the Options are hereby amended to include the following language (Note: If these terms were previously defined in the Option Agreements, the previous definitions are deleted in their entirety and replaced with the definitions set forth below):

a. Acquiring Person: An "Acquiring Person" shall mean any person (including any "person" as such term is used in Sections 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) that, together with all Affiliates and Associates of such person, is the beneficial owner of 10% or more of the outstanding Common Stock. The term "Acquiring Person" shall not include the Company, any subsidiary of the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company or subsidiary of the Company or any person holding Common Stock for or pursuant to the terms of any such plan, any corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company, Emerson Radio Corp. and its Affiliates and Associates (including successors and assigns) or Geoffrey P. Jurick. For the purposes of this Agreement, a person who becomes an Acquiring Person by acquiring beneficial ownership of 10% or more of the Common Stock at any time after the date of this Agreement shall continue to be an Acquiring Person whether or not such person continues to be the beneficial owner of 10% or more of the outstanding Common Stock.

b. Affiliate and Associate. "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act in effect on the date of this Agreement.

c. Change in Control. A "Change in Control" of the Company shall have occurred if at any time during the term of this Agreement any of the following events shall occur:

     (i) The Company is merged, consolidated or reorganized into or with another corporation or other legal person and as a result of such merger, consolidation or reorganization less than 60% of the combined voting power to elect each class of directors of the then outstanding securities of the remaining corporation or legal person or its ultimate parent immediately after such transaction is available to be received by all of the Company's stockholders on a pro rata basis and is actually received in respect of, or in exchange for, voting securities of the Company pursuant to such transaction;

     (ii) The Company sells all or substantially all of its assets to any other corporation or other legal person and as a result of such sale less than 60% of the combined voting power to elect each class of directors of the then outstanding securities of such corporation or legal person or its ultimate parent immediately after such transaction is available to be received by all of the Company's stockholders on a pro rata basis and is actually received in respect of, or in exchange for, voting securities of the Company pursuant to such sale (provided that this provision shall not apply to a registered public offering of securities of a subsidiary of the Company, which offering is not part of a transaction otherwise a part of or related to a Change in Control);

     (iii) Any Acquiring Person has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities which when added to any securities already owned by such person would represent in the aggregate 30% or more of the then outstanding securities of the Company which are entitled to vote to elect any class of directors; or

     (iv) If, during any period of two consecutive calendar years, individuals who at the beginning of such period were members of the Company's Board of Directors cease for any reason to constitute at least a majority thereof (unless the election, or the nomination for election by the Company's stockholders of each new director was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of such period).

     3. This Amendment and the Stock Option Agreements governing the Options between Blumenfeld and the Company (as previously amended) constitute the entire agreement between the parties pertaining to the subject matter contained herein and therein and supersede all prior and contemporaneous agreements, representations and understandings of the parties (other than Amendment No. 1). No supplement, modification or amendment of this Amendment shall be binding unless signed by the party to be charged therewith.

      IN WITNESS WHEREOF, the parties have executed this Amendment to be effective as of January 23, 1998.

                              SPORT SUPPLY GROUP, INC.

                              /s/ Geoffrey P. Jurick
                              Geoffrey P. Jurick
                              Chairman of the Board and
                              Chief Executive Officer

                              /s/ Peter S. Blumenfeld
                              Peter S. Blumenfeld

                             SCHEDULE 1
                         SUMMARY OF OPTIONS
                  DATE OF    EXPIRE     NUMBER    EXERCISE
                  GRANT      DATE    OF OPTIONS   PRICE
                02/25/91   02/25/01  110,625[1]    $7.50[2]
                06/25/91   06/25/01    6,250[1]      4.80
                02/07/92   02/07/02   18,750[1]     7.50[2]
                12/28/92   12/28/02   14,375[1]     6.90
                08/12/93   08/12/03   18,750[1]     7.50[2]
                12/27/93   12/27/98   50,000[1]     7.50[2]
                05/09/94   05/09/04   25,000        7.50[2]
                01/03/95   01/02/05   21,200        7.50[2]
                01/23/98   01/22/08   35,000        7.50[2]

                TOTAL                299,950

[1]   Adjusted for March 10, 1994 5:4 Stock Split
[2]   Exercise Price  reduced  to $7.50  per  share  pursuant to Amendment
      No. 1 to Stock  Option Agreements  dated to  be effective  as of
      January 23, 1997